September 28, 2012

Investors May Contact:
Kevin Stitt, Bank of America, 1.980.386.5667
Lee McEntire, Bank of America, 1.980.388.6780

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.980.388.2840
jerome.f.dubrowski@bankofamerica.com

Bank of America Reaches Settlement in Merrill Lynch Acquisition-Related Class Action Litigation

Total Third-Quarter 2012 Litigation Expense Estimated to Be Approximately $1.6 Billion

Litigation Expense, Valuation Adjustments for Improvement in the Company's Credit Spreads and U.K. Tax Charge Are Expected to Negatively Impact EPS by Approximately $0.28 in Third Quarter 2012

CHARLOTTE - Bank of America today announced it, and certain of its current and former officers and directors, have agreed, subject to court approval, to settle a class action lawsuit brought in 2009 on behalf of investors who purchased or held Bank of America securities at the time the company announced plans to acquire Merrill Lynch.

Under terms of the proposed settlement, Bank of America would pay a total of $2.43 billion and institute certain corporate governance policies. Plaintiffs had alleged, among other claims, that Bank of America and certain of its officers made false or misleading statements about the financial health of Bank of America and Merrill Lynch. Bank of America denies the allegations and is entering into this settlement to eliminate the uncertainties, burden and expense of further protracted litigation.

“Resolving this litigation removes uncertainty and risk and is in the best interests of our shareholders,” said Chief Executive Officer Brian Moynihan. “As we work to put these long-standing issues behind us, our primary focus is on the future and serving our customers and clients.”

The proposed settlement will be reviewed by Judge Kevin Castel in the United States District Court for the Southern District of New York, where the class action is pending. Further information concerning the details of the settlement are available from the court's docket, In Re Bank of America Securities Derivative & Employment Retirement Income Sec. Act (ERISA) Litigation, 09 MDL 2058 (PKC) or from plaintiffs' lead counsel, Bernstein Litowitz Berger & Grossmann LLP; Kaplan Fox & Kilsheimer LLP; and Barroway Topaz Kessler Meltzer & Check, LLP.

The amount to be paid under the proposed settlement will be covered by a combination of Bank of America's existing litigation reserves and incremental litigation expense to be recorded in the third quarter of 2012. The company estimates total litigation expense will be approximately $1.6 billion for the three months ended September 30, 2012, which includes the incremental costs of the related settlement above previous accruals and other litigation-related items.

The settlement agreement also contemplates that Bank of America will institute and/or continue certain corporate governance enhancements until January 1, 2015, including those relating to majority voting in director elections, annual disclosure of non-compliance with stock ownership guidelines, policies for a board committee regarding future acquisitions, the independence of the board's compensation committee and its compensation consultants, and conducting an annual “say-on-pay” vote by shareholders.

Litigation expense, improvements in the company's credit spreads and the U.K. Tax charge are expected to negatively impact reported third quarter EPS by approximately $0.28

In addition to the litigation expense, the company expects that its third-quarter 2012 financial results will be adversely impacted by approximately $1.9 billion (pretax) in negative fair value option (FVO) adjustments and debit valuation adjustments (DVA) related to the improvement in the company's credit spreads, and the previously reported charge of approximately $800 million to income tax expense for changes in the U.K. corporate tax rate and the related effect on the deferred tax asset valuation.

Bank of America is scheduled to report third-quarter 2012 financial results on October 17.

Forward-looking statements

Certain statements in this press release represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this press release include, without limitation, statements concerning: that litigation expense, valuation adjustments for improvement in the company's credit spreads, and U.K. tax charge will negatively impact EPS by approximately $0.28 in Third Quarter 2012; final approval of the settlement; that the amount to be paid under the proposed settlement will be covered by a combination of Bank of America's existing litigation reserves and incremental litigation expense of approximately $1.6 billion for the three months ended September 30, 2012, which includes the cost of the related settlement above previous accruals and other litigation-related items; the institution of certain corporate governance enhancements; that increased litigation expense, improvements in the company's credit spreads and the U.K. tax charge are expected to negatively impact third quarter EPS by approximately $0.28; that the company expects its third-quarter 2012 financial results will be adversely impacted by approximately $1.9 billion (pretax) in FVO adjustments and DVA related to the improvement in the company's credit spread, and the charge of approximately $800 million to income tax expense for changes in the U.K. corporate tax rate and the related effect on the deferred tax asset valuation. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America's 2011 Annual Report on Form 10-K and in any of Bank of America's other subsequent Securities and Exchange filings; the accuracy of estimates used in determining the expected litigation expense; whether and to what extent challenges will be made to the settlement and the timing of the court approval process; the receipt of final court approval; and that unexpected events may affect our litigation expense, valuation adjustments for improvement in the company's credit spreads, or tax expense related to changes in the U.K. tax rate.

Bank of America
Bank of America is one of the world's largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 56 million consumer and small business relationships with approximately 5,600 retail banking offices and approximately 16,200 ATMs and award-winning online banking with 30 million active users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

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www.bankofamerica.com

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